Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2021 Second-Quarter and Year-to-Date Financial Results

ARCHBOLD, OHIO, July 21, 2021, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2021 second quarter and year-to-date June 30, 2021.

2021 Second Quarter Financial and Operating Highlights

(compared to the 2020 second quarter period unless noted):

•	Net income increased 3.7% to $5.0 million, and included one-time acquisition costs of $1.0 million
•	Earnings increased 2.3% to $0.44 per basic and diluted share, and included one-time acquisition costs of $0.08 per basic and diluted share
•	Net interest income after provision for loan losses increased by 17.9% to $15.3 million
•	Noninterest income increased 21.1% to $4.0 million
•	Second quarter after-tax income benefited from $0.35 million of accelerated fees associated with the Paycheck Protection Program (“PPP”)
•	Loans have increased 3.9% organically year-to-date, not including recent acquisitions or PPP loans
•	Net charge-offs to average loans were 0.00%, compared to 0.01%
•	Adjusted return on average tangible equity increased to 11.28% from 9.98%
•	Completed the acquisition of Ossian Financial
•	Announced the acquisition of Perpetual Federal Savings Bank
•	Appointed Frank R. Simon to the Board of Directors
•	Opened a new full-service office in Fort Wayne, IN

“I am excited by the progress F&M is making as we continue to achieve strong execution across all of our key business strategies, while deepening customer relationships, expanding into new markets, and delivering robust operating and financial results,” stated Lars B. Eller, President and Chief Executive Officer.  “In 2019 we created a strategic plan aimed at growing earnings and creating value for shareholders by increasing total assets from $1.6 billion to $3.0 billion by 2023.  We expect earnings growth will accelerate in the coming quarters as we benefit from the progress we are making on executing our strategic growth plan.”

On April 30, 2021, F&M successfully closed the acquisition of Ossian Financial Services, Inc (“OFSI”).  OFSI is F&M’s third recent acquisition in Northeast Indiana and immediately enhances the Company’s growing franchise within the state.  The integration and conversion were completed during the second quarter, and OFSI’s offices and online portal have transitioned to F&M.  Also, in the 2021 second quarter, the Company announced the upcoming acquisition of Perpetual Federal Savings Bank (“PFSB”), expanding F&M’s community banking franchise into the compelling Urbana, Columbus, Dayton, Springfield, Piqua, Tipp City, Troy, and Sidney markets.  The Company expects the PFSB acquisition to close in October 2021.

Mr. Eller continued, “Acquisition growth is an important component of our strategic growth plan and over the past 12 months we have announced two bank acquisitions and acquired an Indiana based wealth management company.  Through the OFSI and PFSB acquisitions, we expect to add a combined $513 million in new assets and $413 million in new deposits.  F&M will also see expense benefits as we re-align our footprint and add new customers to a single platform, which will help to contribute to earnings and allow us to further invest in technology to improve the experience for our customers and employees.”

Mr. Eller continued, “Despite our recent growth and expansion, we remain committed to honoring the community banking values that are responsible for our accomplishments over the past 124 years and continue to drive our success today.  As a result, F&M has continued to experience strong organic loan growth outside of PPP and acquired loans during the first half of 2021.  Organic loans have increased 3.9% year-to-date.  In addition, our credit portfolio remains strong and 30+ days past due accounts as of June 30, 2021 were 0.12%, the lowest level since 2018.”

Income Statement

Net income for the 2021 second quarter ended June 30, 2021, was $5.0 million, compared to $4.8 million for the same period last year.  Net income per basic and diluted share for the 2021 second quarter was $0.44, compared to $0.43 for the same period last year.  Net income for the 2021 first half ended June 30, 2021, was $9.9 million, compared to $8.9 million for the same period last year.  Net income per basic and diluted share for the 2021 first half was $0.88, compared to $0.80 for the same period last year.

Net income for the 2021 second quarter and first half included one-time tax adjusted expenses of $0.8 million and $1.0 million, respectively.  On a per share basis, for the 2021 second quarter and first half, net income included one-time tax adjusted expenses of $0.08 or $0.11, respectively, per basic and diluted share.

Mr. Eller continued, “F&M’s larger size and expanded footprint have helped establish diversity within our revenue streams and insulated our earnings.  For the 2021 first half, noninterest income as a percent of total revenue has increased to 20.8%, compared to 15.7% for the same period last year.  In addition, during the 2021 first half, we have incurred several one-time costs due to our strategic growth focus, which has reduced the level of profitability we are accustomed to seeing.  However, we expect to realize significant long-term benefits from our strategies and we believe we will experience an acceleration in profitability in the coming quarters.”

Deposits

At June 30, 2021, total deposits were $1.854 billion, an increase of 25.5% from June 30, 2020, and an increase of 16.2% from December 31, 2020.  The significant organic deposit growth being experienced is a result of continued strength in expanding relationships with new and existing customers, the benefits of PPP activity, and the completion of the Ossian Financial Services, Inc. acquisition. In addition, we continue to see growing customer preferences to more stable and secure saving instruments as deposits have increased since the COVID-19 crisis began.

Loan Portfolio and Asset Quality

Total loans, net at June 30, 2021, increased 8.4%, or by $113.7 million to $1.458 billion, compared to $1.345 billion at June 30, 2020, and up from $1.303 billion at December 31, 2020. The year-over-year improvement resulted primarily from the contribution of continued organic loan growth and the completion of the Ossian Financial Services, Inc. acquisition.  In addition, during the 2021 second quarter, the Company processed $12.9 million of PPP loan forgiveness and principal payments received, resulting in a total of $47.0 million of PPP loans within F&M’s loan portfolio at June 30, 2021.

Mr. Eller continued: “At June 30, 2021, there were only two loans totaling $0.6 million of COVID-related payment modifications, all of which are interest-only modifications and secured by real estate.  This compares to 190 loans representing a balance of $165 million in deferrals at the peak last year.  As economic activity stabilizes, and our loan performance improves better than pre-pandemic levels, we expect contributions to our allowance for loan losses will also stabilize and align with loan growth in future periods.”

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors.  Nonperforming loans were $7.0 million, or 0.48% of total loans at June 30, 2021, compared to $8.5 million, or 0.63% at June 30, 2020.

Mr. Eller continued, “As we work to integrate and close our recent acquisitions, we remain focused on operational excellence, investments in technology, supporting our communities, and ensuring a best-in-class experience for our customers.  In addition, we are committed to attracting and retaining experienced professionals across our organization, and I am encouraged with the addition of Frank R. Simon to our Board of Directors.  We continue to believe 2021 will be a transformative year for F&M and we expect our enhanced scale and operating platform will magnify shareholder value.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 4.3% to $250.6 million at June 30, 2021, from $240.3 million at June 30, 2020. At June 30, 2021, the Company had a Tier 1 leverage ratio of 8.78%, compared to 10.70% at June 30, 2020.

Tangible stockholders’ equity increased to $189.6 million at June 30, 2021, compared to $181.7 million at June 30, 2020. On a per share basis, tangible stockholders’ equity at June 30, 2021, was $16.94 per share, compared to $16.33 per share at June 30, 2020.

For the six months ended June 30, 2021, the Company has declared cash dividends of $0.34 per share, which is a 6.3% increase over the 2020 six-month declared dividend payment. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for over 26 consecutive years. For the six months ended June 30, 2021, the dividend payout ratio was 38.18% compared to 39.69% for the same period last year.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, and Steuben counties.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended.  Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information.  For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP).  A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.  A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Interest Income
Loans, including fees	$16,259	$15,612	$17,061	$16,181	$16,192	$31,871	$32,075
Debt securities:
U.S. Treasury and government agencies	857	751	695	761	767	1,608	1,913
Municipalities	289	308	295	279	243	597	505
Dividends	31	50	35	36	26	81	71
Federal funds sold	6	5	5	4	5	11	11
Other	88	39	48	32	40	127	162
Total interest income	17,530	16,765	18,139	17,293	17,273	34,295	34,737
Interest Expense
Deposits	1,276	1,340	1,619	1,864	2,254	2,616	5,155
Federal funds purchased and securities sold under agreement to repurchase	163	166	170	174	187	329	431
Borrowed funds	115	222	226	231	257	337	523
Total interest expense	1,554	1,728	2,015	2,269	2,698	3,282	6,109
Net Interest Income - Before Provision for Loan Losses	15,976	15,037	16,124	15,024	14,575	31,013	28,628
Provision for Loan Losses	641	1,700	1,995	1,987	1,569	2,341	2,999
Net Interest Income After Provision For Loan Losses	15,335	13,337	14,129	13,037	13,006	28,672	25,629
Noninterest Income
Customer service fees	2,198	2,814	2,750	2,299	2,258	5,012	3,844
Other service charges and fees	874	838	980	879	704	1,712	1,743
Net gain on sale of loans	955	1,046	1,894	1,537	364	2,001	591
Net gain on sale of available-for-sale securities	-	293	-	-	-	293	270
Total noninterest income	4,027	4,991	5,624	4,715	3,326	9,018	6,448
Noninterest Expense
Salaries and wages	4,591	4,390	5,068	5,102	4,095	8,981	8,266
Employee benefits	1,915	1,994	1,140	1,566	1,218	3,909	2,895
Net occupancy expense	546	577	585	558	564	1,123	1,128
Furniture and equipment	848	791	760	875	750	1,639	1,508
Data processing	428	505	428	490	408	933	850
Franchise taxes	294	446	241	368	369	740	737
ATM expense	459	449	456	444	376	908	790
Advertising	331	235	353	411	265	566	568
Net (gain) loss on sale of other assets owned	227	(25)	20	(7)	(7)	202	(6)
FDIC assessment	276	236	223	194	144	512	216
Mortgage servicing rights amortization	524	505	247	296	356	1,029	488
Consulting fees	394	223	407	205	217	617	356
Other general and administrative	2,227	2,033	1,358	1,553	1,612	4,260	3,293

Total noninterest expense	13,060	12,359	11,286	12,055	10,367	25,419	21,089
Income Before Income Taxes	6,302	5,969	8,467	5,697	5,965	12,271	10,988
Income Taxes	1,319	1,060	1,691	1,287	1,161	2,379	2,079
Net Income	4,983	4,909	6,776	4,410	4,804	9,892	8,909
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for- sale securities	786	(6,737)	(207)	639	661	(5,951)	5,659
Reclassification adjustment for realized gain on sale of available-for-sale securities	-	(293)	-	-	-	(293)	(270)
Net unrealized gain (loss) on available-for- sale securities	786	(7,030)	(207)	639	661	(6,244)	5,389
Tax expense (benefit)	165	(1,476)	(44)	134	139	(1,311)	1,132
Other comprehensive income (loss)	621	(5,554)	(163)	505	522	(4,933)	4,257
Comprehensive Income (Loss)	$5,604	$(645)	$6,613	$4,915	$5,326	$4,959	$13,166
Basic and Diluted Earnings Per Share	$0.44	$0.44	$0.60	$0.40	$0.43	$0.88	$0.80
Dividends Declared	$0.17	$0.17	$0.17	$0.17	$0.16	$0.34	$0.32

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$93,636	$118,139	$98,279	$46,395	$54,336
Federal funds sold	57,483	57,361	77,427	41,358	31,105
Total cash and cash equivalents	151,119	175,500	175,706	87,753	85,441

Interest-bearing time deposits	18,597	4,405	4,653	4,657	4,636
Securities - available-for-sale	407,500	352,974	307,812	259,041	236,292
Other securities, at cost	6,419	5,939	5,939	5,827	5,810
Loans held for sale	8,041	7,511	7,740	7,621	11,445
Loans, net	1,443,336	1,327,254	1,289,318	1,351,979	1,334,790
Premises and equipment	26,915	26,703	27,063	26,776	26,049
Goodwill	56,066	47,340	47,340	47,340	47,340
Mortgage servicing rights	3,146	3,444	3,320	3,027	2,740
Other real estate owned	198	148	71	206	135
Bank owned life insurance	27,218	25,347	25,208	15,501	15,399
Other assets	18,310	16,720	15,374	16,872	14,370
Total Assets	$2,166,865	$1,993,285	$1,909,544	$1,826,600	$1,784,447

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$443,863	$384,558	$351,147	$330,845	$336,027
Interest-bearing
NOW accounts	652,078	605,533	542,317	534,792	504,846
Savings	501,687	451,043	455,145	392,059	374,871
Time	256,445	242,717	247,553	261,177	261,631
Total deposits	1,854,073	1,683,851	1,596,162	1,518,873	1,477,375

Federal funds purchased and securities sold under agreements to repurchase	29,882	30,072	30,239	29,859	30,949
Federal Home Loan Bank (FHLB) advances	17,868	17,840	17,861	17,724	19,087
Dividend payable	1,888	1,889	1,889	1,882	1,768
Accrued expenses and other liabilities	12,569	12,805	14,233	14,841	14,971
Total liabilities	1,916,280	1,746,457	1,660,384	1,583,179	1,544,150

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 12,230,000 shares 6/30/21 and 12/31/20	82,259	82,030	81,804	81,577	82,134
Treasury stock - 1,040,948 shares 6/30/21, 1,032,456 shares 12/31/20	(12,172)	(11,962)	(11,932)	(12,397)	(12,668)
Retained earnings	179,734	176,617	173,591	168,381	165,476
Accumulated other comprehensive income	764	143	5,697	5,860	5,355
Total stockholders' equity	250,585	246,828	249,160	243,421	240,297
Total Liabilities and Stockholders' Equity	$2,166,865	$1,993,285	$1,909,544	$1,826,600	$1,784,447

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Six Months Ended
Selected financial data	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Return on average assets	0.90%	1.01%	1.43%	0.98%	1.10%	0.98%	1.06%
Return on average equity	8.00%	7.87%	11.04%	7.28%	8.07%	7.94%	7.57%
Yield on earning assets	3.53%	3.71%	4.09%	4.04%	4.25%	3.61%	4.44%
Cost of interest bearing liabilities	0.44%	0.53%	0.64%	0.74%	0.91%	0.48%	1.06%
Net interest spread	3.09%	3.18%	3.45%	3.30%	3.34%	3.13%	3.38%
Net interest margin	3.21%	3.33%	3.63%	3.51%	3.59%	3.27%	3.67%
Efficiency	64.98%	62.57%	52.20%	62.11%	57.91%	63.72%	60.43%
Dividend payout ratio	37.89%	38.48%	27.77%	42.66%	36.80%	38.18%	39.69%
Tangible book value per share (1)	$16.94	$17.50	$17.19	$16.78	$16.33
Tier 1 capital to average assets	8.78%	10.39%	10.46%	10.65%	10.70%
Average Shares Outstanding	11,191,043	11,197,012	11,177,765	11,142,797	11,129,341	11,194,011	11,132,105

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
(Dollar amounts in thousands)
Commercial real estate	$691,122	$618,754	$588,825	$595,146	$589,382
Agricultural real estate	189,742	179,945	189,159	192,883	194,606
Consumer real estate	194,715	175,675	175,588	175,963	174,069
Commercial and industrial	216,609	202,958	189,246	238,175	223,842
Agricultural	100,756	100,022	94,358	103,330	107,458
Consumer	56,427	54,445	52,540	53,320	50,108
Other	13,549	14,088	15,757	9,030	9,714
Less: Net deferred loan fees and costs	(4,497)	(4,208)	(2,483)	(3,985)	(4,456)
Total loans, net	$1,458,423	$1,341,679	$1,302,990	$1,363,862	$1,344,723

Asset quality data	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
(Dollar amounts in thousands)
Nonaccrual loans	$7,031	$8,139	$9,404	$7,870	$8,473
Troubled debt restructuring	$5,492	$5,774	$6,514	$7,028	$7,034
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$7,031	$8,139	$9,404	$7,870	$8,473
Other real estate owned	$198	$148	$71	$206	$135
Non-performing assets	$7,229	$8,287	$9,475	$8,076	$8,608

(Dollar amounts in thousands)
Allowance for loan and lease losses	$15,087	$14,425	$13,672	$11,883	$10,538
Allowance for loan and lease losses/total loans	1.03%	1.08%	1.05%	0.87%	0.78%
Net charge-offs:
Quarter-to-date	$(21)	$947	$205	$37	$169
Year-to-date	$926	$947	$537	$331	$294
Net charge-offs to average loans
Quarter-to-date	0.00%	0.07%	0.02%	0.00%	0.01%
Year-to-date	0.07%	0.07%	0.04%	0.03%	0.02%
Non-performing loans/total loans	0.48%	0.61%	0.72%	0.58%	0.63%
Allowance for loan and lease losses/nonperforming loans	214.58%	177.24%	177.96%	151.01%	117.24%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2021			June 30, 2020
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,419,531	$16,259	4.58%	$1,321,405	$16,192	4.90%
Taxable investment securities	367,249	1,100	1.20%	189,977	931	1.96%
Tax-exempt investment securities	17,497	77	2.23%	21,915	105	2.43%
Fed funds sold & other	187,583	94	20.00%	93,041	45	0.19%
Total Interest Earning Assets	1,991,860	$17,530	3.53%	1,626,338	$17,273	4.25%

Nonearning Assets	228,036			125,730

Total Assets	$2,219,896			$1,752,068

Interest Bearing Liabilities:
Savings deposits	$1,123,157	$566	0.20%	$859,644	$954	0.44%
Other time deposits	250,277	710	1.13%	269,897	1,300	1.93%
Other borrowed money	17,859	115	2.58%	23,496	257	4.38%
Fed funds purchased & securities
sold under agreement to repurchase	29,980	163	2.17%	30,300	187	2.47%
Total Interest Bearing Liabilities	$1,421,273	$1,554	0.44%	$1,183,337	$2,698	0.91%

Noninterest bearing Liabilities	549,610			330,611

Stockholders Equity	$249,013			$238,120

Net Interest Income and Interest Rate Spread		$15,976	3.09%		$14,575	3.34%

Net Interest Margin			3.21%			3.59%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Six Months Ended			For the Six Months Ended
	June 30, 2021			June 30, 2020
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,374,302	$31,871	4.64%	$1,279,127	$32,075	5.02%
Taxable investment securities	345,893	2,109	1.22%	190,067	2,252	2.37%
Tax-exempt investment securities	18,936	177	2.37%	25,374	237	2.36%
Fed funds sold & other	162,646	138	0.17%	71,927	173	0.48%
Total Interest Earning Assets	1,901,777	$34,295	3.61%	1,566,495	$34,737	4.44%

Nonearning Assets	126,533			117,818

Total Assets	$2,028,310			$1,684,313

Interest Bearing Liabilities:
Savings deposits	$1,069,179	$1,140	0.21%	$816,610	$2,439	0.60%
Other time deposits	246,155	1,476	1.20%	273,738	2,716	1.98%
Other borrowed money	17,854	337	3.78%	24,141	523	4.33%
Fed funds purchased & securities
sold under agreement to repurchase	30,095	329	2.19%	34,627	431	2.49%
Total Interest Bearing Liabilities	$1,363,283	$3,282	0.48%	$1,149,116	$6,109	1.06%

Noninterest bearing Liabilities	415,722			299,859

Stockholders Equity	$249,305			$235,338

Net Interest Income and Interest Rate Spread		$31,013	3.13%		$28,628	3.38%

Net Interest Margin			3.27%			3.67%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

Non-GAAP Allowance for Loan Losses, excluding PPP Loans
(in thousands of dollars, except percentages)

June 30, 2021

Allowance for Loan Losses	$15,087
Credit Mark	2,172
Total Credit Mark and Allowance for Loan Losses	17,259

Loans	$1,458,423
Adjustments
PPP Loans	(47,041)
Loans excluding PPP Loans	$1,411,382

Allowance for Loan Losses	1.03%
Effect of Credit Mark	0.15%
Effect of PPP Loans	0.04%
Allowance for Loan Losses, excluding PPP Loans	1.22%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF NET INCOME

	(in thousands of dollars)		(in thousands of dollars)
Non-GAAP Reconciliation of Net Income	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(Unaudited)		(Unaudited)
Net income	$4,983	$4,804	$9,892	$8,900
Net income from Ossian Financial Services, Inc. prior to acquisition	54	-	269	-
Acquisition expenses	1,092	-	1,248	-
Tax effect	(224)	-	(295)	-
Net income excluding acquisition expenses	5,905	4,804	11,114	8,900